Exhibit 4

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

22 January 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY    NSW    2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	—	PAID UP CAPITAL
	—	QUOTED CAPITAL

A total of 200,000 new fully paid shares were allotted today following the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme (SOSPS). Exercise prices for these options range from $9.53 (150,000) to $9.92 (50,000).

Paid-up Capital

Previously:	1,767,520,974 ordinary shares each fully paid.
Now:	1,767,720,974 (increase of 200,000) ordinary shares each fully paid.

Quoted Capital

Quoted capital is 1,767,237,974 (increase of 50,000) fully paid ordinary shares.

Since the record date of 27 November 2002, 483,000 fully paid ordinary shares (increase of 50,000) have been allotted upon exercise of options. These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Julie Thorburn
Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141 Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

5 February 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	—	PAID UP CAPITAL
	—	QUOTED CAPITAL

A total of 82,000 new fully paid shares were allotted yesterday following the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme (SOSPS). Exercise prices for these options range from $9.53 (67,000) to $9.56 (15,000).

Paid-up Capital

Previously:	1,767,720,974 ordinary shares each fully paid.
Now:	1,767,802,974 (increase of 82,000) ordinary shares each fully paid.

Quoted Capital

Quoted capital is 1,767,304,974 (increase of 67,000) fully paid ordinary shares.

Since the record date of 27 November 2002, 498,000 fully paid ordinary shares (increase of 15,000) have been allotted upon exercise of options. These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat